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
Exhibit 99.2
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Selected Quarterly Data as Reclassified (Unaudited)                      McCormick & Company, Incorporated

Millions except per share data                       First      Second      Third     Fourth       Year
-------------------------------------------------- ---------- ----------- ---------- ---------- ------------
-------------------------------------------------- ---------- ----------- ---------- ---------- ------------
2000
NET SALES                                            $462.4     $485.7      $495.9     $679.5     $2,123.5
GROSS PROFIT                                          163.8      170.5       172.9      297.6        804.8
OPERATING INCOME                                       36.1       40.9        51.1       96.9        225.0
NET INCOME                                             24.4       24.2        31.3       57.6        137.5
EARNINGS PER SHARE
     BASIC                                              .35        .35         .46        .84        2.00
     ASSUMING DILUTION                                  .35        .35         .45        .84        1.98
-------------------------------------------------- ---------- ----------- ---------- ---------- ------------
1999
Net Sales                                            $441.5     $468.2      $476.8     $620.4     $2,006.9
Gross Profit                                          145.3      157.7       164.2      250.0        717.2
Operating income                                       32.6       13.2        41.2       83.1        170.1
Net income before accounting change                    18.2        1.0        25.4       53.9         98.5
Net income                                             23.0        1.0        25.4       53.9        103.3
Earnings per share - basic
     Net income before accounting change               .25        .01         .36        .76         1.38
     Net income                                        .32        .01         .36        .76         1.45
Earnings per share - assuming dilution
     Net income before accounting change               .25        .01         .35        .76         1.36
     Net income                                        .32        .01         .35        .76         1.43

The following reclassifications have been made in the above presentation to the quarterly results previously reported:

1. The cumulative impact of changing the method of determining the market-related value of pension plan assets has been reclassified from a special charge in the second quarter of 1999 to a cumulative effect of accounting change in the first quarter of 1999.
2. Royalty income, which was previously excluded from operating income in 1999, has been reclassified to be included in operating income. Royalty income for the first three quarters of 2000 had already been reflected in selling, general and administrative expenses in the related quarterly financial statements.
3. Amortization of goodwill, which was previously excluded from operating income in 2000 and 1999, has been reclassified to be included in operating income.



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The amounts related to the above items by quarter and for the full year are as follows:

Millions except per share data                       First      Second      Third     Fourth       Year
-------------------------------------------------- ---------- ----------- ---------- ---------- ------------
-------------------------------------------------- ---------- ----------- ---------- ---------- ------------
2000 - INCREASE (DECREASE)
OPERATING INCOME
     AMORTIZATION OF GOODWILL                         $(1.3)     $(1.3)      $(1.3)     $(3.3)     $(7.2)
     ROYALTY INCOME                                     2.3        2.1         2.6        2.6        9.6
                                                   ---------- ----------- ---------- ---------- ------------
                                                   ---------- ----------- ---------- ---------- ------------
                                                        1.0         .8         1.3        (.7)       2.4
                                                   ---------- ----------- ---------- ---------- ------------
1999 - Increase (decrease)
Operating income
     Amortization of goodwill                         $(1.5)     $(1.5)      $(1.3)     $(1.2)     $(5.5)
     Royalty income                                     1.4        1.4         1.6        2.0        6.4
     Cumulative effect of accounting change             -         (7.7)        -          -         (7.7)
                                                   ---------- ----------- ---------- ---------- ------------
                                                   ---------- ----------- ---------- ---------- ------------
                                                        (.1)      (7.8)         .3         .8       (6.8)
                                                   ---------- ----------- ---------- ---------- ------------
                                                   ---------- ----------- ---------- ---------- ------------
Net income before accounting change                     -         (4.8)        -          -         (4.8)
Cumulative effect of accounting change                  4.8        -           -          -          4.8
Net income                                              4.8       (4.8)        -          -          -
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